CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------




To the Trustees of Scudder Securities Trust:

We consent to the incorporation by reference in Post-Effective Amendment No. 59 to the Registration Statement of Scudder Securities Trust on Form N-1A of our report dated August 10, 1998 on our audit of the financial statements and financial highlights of Scudder Development Fund, which report is included in the Annual Report to Shareholders for the year ended June 30, 1998 which is incorporated by reference in the Post-Effective Amendment to the Registration Statement.

We also consent to the reference to our Firm under the caption "Experts".




                                                  /s/PricewaterhouseCoopers LLP
Boston, Massachusetts                             PricewaterhouseCoopers LLP
October 21, 1998